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                                                                    Exhibit 99.3
                             FOR USE BY HOLDERS OF
           $3.125 SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK OF
                     AMERICAN BANKERS INSURANCE GROUP, INC.


                     American Bankers Insurance Group, Inc.
                            11222 Quail Roost Drive
                              Miami, Florida 33157



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints R. Kirk Landon, Gerald N. Gaston and Arthur W. Heggen as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of $3.125 Series B Cumulative Convertible Preferred Stock ("Preferred Stock") of American Bankers Insurance Group, Inc. (the "Company") held of record by the undersigned on January 30, 1998, at the Special Meeting of Shareholders (the "Special Meeting") to be held on March 4, 1998, and at any and all adjournments or postponements thereof.

       THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER (EACH AS DEFINED IN THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS) AND RECOMMENDS THAT HOLDERS OF PREFERRED STOCK VOTE FOR APPROVAL AND
ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.                ---

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

       PLEASE  MARK,  SIGN,  DATE AND  PROMPTLY RETURN THIS PROXY CARD USING THE
ENCLOSED  ENVELOPE.   IF  YOUR  ADDRESS  IS  INCORRECTLY   SHOWN,  PLEASE  PRINT
CHANGES.


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                     American Bankers Insurance Group, Inc.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF
                      PREFERRED STOCK VOTE FOR PROPOSAL 1.

  PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY



  1.    Approval   and   adoption  of
        the  Agreement  and  Plan  of       For      Against     Abstain
        Merger    by    and     among       [  ]       [  ]        [  ]
        American   Bankers  Insurance
        Group,     Inc.,     American
        International   Group,   Inc.
        and   AIGF,   Inc.,  and  the
        merger contemplated  thereby,
        as    described    in     the
        accompanying Proxy Statement/
        Prospectus.

  2.    In   their   discretion,  the
        Proxies  are  authorized   to
        vote    upon    such    other
        business   as   may  properly
        come   before    the  Special
        Meeting  or  any  adjournment
        or    postponement   thereof.


All other proxies heretofore given by the undersigned to vote shares of the $3.125 Series B Cumulative Convertible Preferred Stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting or any and all adjournments or postponements thereof, are hereby expressly revoked.


Dated:  ____________________, 1998


______________________________________
Signature(s)

______________________________________
Signature(s)


Please date this Proxy and sign it exactly as your name or name(s) appear above. When shares are held jointly, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.


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